INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT, dated as of the 20th day of August, 2008, is hereby entered into by and between COMMUNITY BUILDERS, INC.  a Colorado corporation (“Indemnitor”); and BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC., a Colorado corporation, (“Holdings”) and its wholly-owned subsidiaries BIOMEDICAL TECHNOLOGY SOLUTIONS, INC. a Colorado corporation (“BMTS”)  and BMTS PROPERTIES,  INC., a Colorado corporation (“BMTSPI”) ("Indemnitees")  Indemnitor and Indemnitees are hereinafter sometimes referred to herein individually as a “party” and collectively as the “parties”.

W I T N E S S E T H

A.

Indemnitor has agreed to convey to BMTSPI certain real property identified in Section 4.7 of that Agreement and Plan of Merger dated May 8, 2008, as amended by Amendment No. 1 thereto dated July 9, 2008 (together the “Merger Agreement”), consisting of property commonly known as 1550 S. Idalia Court, Aurora, CO, (“Idalia”)   (hereafter together the “Properties”),  free and clear of debts or obligations except those obligations expressly assumed by BMTSPI; and

B.

Pursuant to the Merger Agreement, Indemnitor shall retain ownership of certain real properties commonly known as 7335 Lowell Boulevard, and 7215 Meade Street, both in Westminster, Colorado, and has sold real property commonly known as 7305 Lowell Boulevard, Westminster, Colorado, and property owned of record by Arizona Avenue, LLC, a Colorado limited liability company (“Arizona”) (hereafter collectively referred to as the “Remaining Properties”); and

C.

Indemnitor has further agreed in the Merger Agreement to provide the covenants and undertakings contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

1.

In consideration of the mutual covenants and agreements of the parties contained herein and in the Merger Agreement, the receipt and sufficiency whereof are hereby acknowledged, for a period of three years from the date hereof (the “Indemnity Period”), Indemnitor, for itself, its officers, directors, shareholders, agents, representatives, successors and assigns (hereafter collectively the "Indemnitors") hereby agrees to defend, indemnify and hold harmless Indemnitees, together with their officers, directors, shareholders, any person, firm or corporation acting as transfer agent, registrar, trustee, depository, redemption, fiscal or paying agent, agents, representatives, successors and assigns (hereafter collectively the "Indemnitees") from and against any and all claims, debts, liabilities, obligations and damages of whatsoever kind or description, known or unknown, direct or indirect, at law or in equity, whether now existing or arising in the future, including any and all judgments and/or awards to which they may become subject under any federal, state or local statute, rule, regulation or order, at common law or otherwise, arising out of or in connection with the ownership or improvement of the Properties prior to the date hereof or the transfer and assignment of the Properties to BMTSPI pursuant to the Merger Agreement, as well as arising out of the ownership, improvement of the Remaining Properties including, without limitation, all secured debt constituting liens or encumbrances against those Remaining Properties, general contractor hold-backs, general contractor final draws, accrued and accumulated interest and accrued and accumulated real property taxes or assessments (hereafter collectively the “Indemnified Claims”).  Notwithstanding the foregoing, the Indemnified Claims shall not include a promissory note having a remaining principal balance of approximately $472,000 which is secured by a deed of trust encumbering the Idalia property, which note BMTSPI expressly assumes and agrees to pay.

2.

Without in any way limiting the generality of the foregoing, the indemnity contained herein shall include any and all expenses, witness fees, damages, judgments, fines, attorneys fees and amounts paid in settlement and any other amounts that either Indemnitee becomes legally obligated to pay because of any Indemnified Claim made against the Indemnitees.

3.

All expenses incurred by Indemnitees for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, Indemnitees shall forward to Indemnitor written notice of any sums due and owing by them pursuant to this Indemnity Agreement and Indemnitor shall pay all of the sums due and owing to Indemnitees within ten days of such notice.

4.

Upon the occurrence of any event which would give rise to a claim by Indemnitees against, or to a rights of defense and indemnity against Indemnitor hereunder, or in the event that any suit, action, proceeding, investigation or claim is begun, made or instituted as a result of which Indemnitor may become obligated to Indemnitees hereunder, Indemnitees shall give written notice to Indemnitor of the occurrence of such event and shall identify Indemnitee’s choice of counsel to represent such  investigation, claim or proceedings, provided that the failure of Indemnitees to give notice  shall not affect the indemnification obligations of Indemnitor hereunder.  Indemnitees shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of Indemnitee’s choice (who shall be reasonably acceptable to Indemnitor). Indemnitor shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of their choice.  Indemnitees shall not pay, acknowledge, compromise or settle any such claim without the consent of Indemnitor, unless such payment, acknowledgment, compromise or settlement results in a full and complete release and discharge of Indemnitor from any liability.

5.

For the Indemnity Period, Indemnitor shall (i) take all actions necessary or advisable to maintain its corporate existence in good standing under the laws of the state of Colorado, and (ii) maintain net assets (total assets less total liabilities) of not less than $250,000.

6.

Miscellaneous Provisions.

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Waiver.  No waiver by Indemnitee of any of its rights and privileges under this Agreement nor any consent of Indemnitee to any failure to comply with the terms hereof by Indemnitor shall be effective unless made in writing and signed by Indemnitee.  No waiver by Indemnitee of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion.  No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Indemnitee of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any defaults.

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Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies afforded by any other agreement executed in connection herewith, or provided by law.  Indemnitee's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

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Expenses.  Indemnitor will pay to Indemnitee on demand all expenses, including fees and expenses of attorneys, paid or incurred by Indemnitee, in connection with the making or collection of Indemnified Claims pursuant to this Agreement.

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Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Indemnitor, Indemnitee and their respective successors and assigns.  However, Indemnitor shall not be permitted to assign or otherwise transfer any rights under this Agreement without Indemnitee's prior written consent.

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Governing Law.  This Agreement shall be construed in accordance with, governed by and enforced under the laws of the State of Colorado.

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Recitals.  The recitals to this Agreement and any definitions set forth therein are made a part hereof and incorporated in this Agreement.

IN WITNESS WHEREOF, this Indemnity Agreement has been duly executed and delivered by the duly authorized officers of the respective parties, on the date first above written.

COMMUNITY BUILDERS, INC.

By:  /s/ Steven Davis ____________

Name:  Steven Davis

Title: CEO

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By: /s/ Don Cox__________________

Name:  Don Cox

Title:  President

BIOMEDICAL TECHNOLGY SOLUTIONS, INC.

By:  /s/ Don Cox ___________________

Name:  Don Cox

Title:  President

BMTS PROPERTIES, INC.

By:  /s/ Don Cox

Name:  Don Cox

Title:  President

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